UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 14, 2013

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Inge G. Thulin, Chairman of the Board, President and CEO, adopted a prearranged trading plan on November 14, 2013, in accordance with guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934, and 3M Company’s policies with respect to insider sales.

Rule 10b5-1 plans permit insiders to sell a specified portion of their holdings at a specified time or over a specified period of time pursuant to a plan established at a time when the insider is not in possession of material non-public information.  A Rule 10b5-1 plan offers an opportunity for an insider to provide for future transactions to occur without concern about unforeseen future events that may be considered material non-public information.  A Rule 10b5-1 plan may, for example, allow an insider to provide for the exercise of an employee stock option on a specified date in the future and the sale of the underlying stock, to avoid having the option expire or to assure that the insider will not be prevented from selling the shares in the open market in order to obtain the funds needed to pay the option exercise price.

Mr.Thulin’s plan contemplates the exercise of an employee stock option for up to 43,677 shares of 3M common stock on May 6, 2014, and the prompt sale of those as specified in the plan.  After completion of the contemplated transactions, Mr. Thulin would remain above the minimum stock ownership thresholds established by the Company.  Any transactions under the plan will be disclosed publicly through Form 4 and, if applicable, Form 144 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: November 19, 2013